Exhibit 99.1

News Release

For Release on April 23, 2018 at 6:30 AM PST

Inpixon Announces Filing of Form 10 Registration Statement for Planned Spin-Off

PALO ALTO, Calif. — Inpixon (NASDAQ: INPX), a leading indoor positioning and data analytics company, today announced that the Form 10 Registration Statement in connection with the planned spin-off of its wholly-owned subsidiary, Inpixon USA (including its subsidiary, Inpixon Federal, Inc.) (“Sysorex”), which is expected to be renamed “Sysorex, Inc.” following the consummation of the transaction, creating two distinct, publicly traded companies, has been filed with the U.S. Securities and Exchange Commission.

The registration statement provides information regarding the business, strategy, and historical financial results of Sysorex, as well as further details on the anticipated terms of separation and distribution, employment matters, and tax matters agreements between Inpixon and Sysorex in connection with the planned spin-off. Sysorex expects to update its registration statement in subsequent amendments as additional information on the transactions is finalized prior to the separation.

“A technology company and a value-added reseller (VAR) company are two fundamentally different types of businesses. By separating them into two independent entities, we can empower them to realize their true potential with a single focus,” said Nadir Ali, Inpixon Chief Executive Officer. “We believe this spin-off will provide that opportunity. With this separation, Inpixon will be able to invest its capital and resources towards enhancing and developing its Indoor Positioning Analytics technology in order to deliver faster innovations and grow its customer base. Sysorex, with its own dedicated management team and resources, can concentrate its efforts on pursuing distinct opportunities for procuring third-party products and value-added services for commercial and federal customers for long-term growth and profitability.”

Upon the completion of the spin-off transaction, Inpixon plans to continue to focus its operations related to the development of its Indoor Positioning Analytics technology and continue to trade on the Nasdaq Capital Market under the ticker symbol “INPX”. Sysorex plans to continue focusing on its business of providing third-party hardware, software, and related maintenance and warranty products and services that it resells to commercial and government customers. Sysorex’s common stock is expected to be quoted on the OTCQB market of the OTC Markets Group, Inc.

The spin-off of Sysorex is subject to final approval by Inpixon’s Board of Directors, execution of intercompany agreements, arrangement of financing, the effectiveness of the registration statement, and other customary conditions.

A copy of the Form 10 Registration Statement is available for review at sec.gov under the name “Inpixon USA”.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of any securities in any state or other jurisdiction in which such offer, solicitation, or sale is not permitted.

About Inpixon

Inpixon (NASDAQ: INPX) is a leader in Indoor Positioning Analytics (IPA). Inpixon sensors are designed to find all accessible cellular, Wi-Fi, and Bluetooth devices anonymously. Paired with a high-performance data analytics platform, this technology delivers visibility, security, and business intelligence on any commercial or government premises worldwide. Inpixon’s products and professional services group help customers take advantage of mobile, big data, analytics, and the Internet of Things (IoT) to uncover the untold stories of the indoors. For the latest insight on IPA, follow Inpixon on LinkedIn, @InpixonHQ on Twitter, and visit inpixon.com.

About Sysorex

Inpixon USA, to be renamed “Sysorex, Inc.”, provides information technology and telecommunications solutions and services to commercial and government customers primarily in the United States. Sysorex’s goal is to deliver right-fit information technology solutions that help organizations reach their next level of business advantage. To that end, Sysorex provides a variety of IT services and/or technologies that enable customers to manage, protect, and monetize their enterprise assets whether on-premises, in the cloud, or via mobile.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Act, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Inpixon and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and employees, the Company's ability to obtain financing, competition, general economic conditions and other factors that are detailed in the Company's periodic and current reports available for review at sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Contact

Inpixon Investor Relations:

CORE IR

Scott Arnold, Managing Director

+1 516-222-2560

coreir.com